EXHIBIT 32

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-K of  Janel World Trade, Ltd. for the fiscal year ended September 30, 2007, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: January 14, 2009	/s/ James N. Jannello
James N. Jannello, Executive
Vice President and Chief
Executive Officer

Dated: January 14, 2009	/s/Stephan P. Cesarski
President and Chief
Operating Officer

Dated: January 14, 2009	/s/Linda Bieler
Controller and Chief
Financial and Accounting
Officer